Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of Comarco, Inc. I, Thomas A. Franza, Chief Executive Officer of Comarco, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Comarco, Inc.

Date: September 12, 2003	/s/ Thomas A. Franza
Thomas A. Franza
Chief Executive Officer

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Exhibit 32.1

Certification of Chief Financial Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of Comarco, Inc. I, Daniel R. Lutz, Chief Financial Officer of Comarco, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Comarco, Inc.

Date: September 12, 2003	/s/ Daniel R. Lutz
Daniel R. Lutz
Chief Financial Officer

35